Exhibit 99.1
March 31, 2010
Dear Fellow Shareholders of CFS Bancorp:
Think Blue. As noted in previous communications, this year the Company’s PROXY CARD for our April 27, 2010 Annual Meeting of Shareholders is BLUE. Among the items to be voted on at the Annual Meeting, you will be asked to elect two directors to your Board. Your Board has nominated and unanimously recommends a vote in favor of Thomas F. Prisby, Chairman and Chief Executive Officer of CFS Bancorp, and Frank D. Lester, a current independent member of the Board. If you haven’t already done so, please sign, date and return your BLUE PROXY CARD in the enclosed postage paid envelope today.
As previously noted a group of activist, dissident shareholders (including several hedge funds) using the name “PL Capital Group” (PL) has indicated they will be sending you proxy materials along with a white proxy card asking you to instead vote for their nominee to the CFS Bancorp’s Board. Management and we, your Board of Directors, recommend that you discard any proxy materials that you receive from PL. Please do not sign and do not return any white proxy cards.
We believe electing PL’s nominee is not in the Company’s best interests. We believe PL Capital Group:
•	takes an approach that focuses on attacking your Board of Directors and management to win this proxy battle and elect PL’s nominee; and

•	makes selective and distorted statements about your Company’s performance and governance practices in an attempt to portray your Company, its management and us, your Board, in an unfavorable light.
PL’s approach
Do you and other shareholders benefit from PL’s repeated attacks on your Company, its management and the Board? Is the Company truly better off because of these attacks? We think not.
In the sixteen months since PL publicly announced its investment in your Company, the group has repeatedly attacked your Company, its management and the Board, in both public and private venues. We believe that these attacks were not part of a constructive dialogue to improve your Company’s performance, but rather an attempt to portray us in an unfavorable light for the purpose of winning this proxy fight and electing their nominee. In addition, as your Company considers strategic alternatives, various parties have cited PL’s involvement with the Company as an obstacle. In our view, PL is seemingly more interested in winning a proxy fight than they are in providing meaningful input for the purpose of having CFS Bancorp grow and prosper.
PL’s selective and distorted statements
PL makes selective and distorted statements about your Company’s performance and governance practices. They continue to give you their biased views, and not the full story. We admit, they are better at shareholder activism and proxy fights than we are. But we won’t resort to their tactics, because that’s not what our Company, our communities and our shareholders are or should be about. Instead, we’ve focused our energy and resources on pursuing the Company’s Plan. Remember, we have a Plan for success that is working regardless of what PL may tell you. PL has not offered any plan for your Company — if PL even has one, why haven’t they shared it with us?

PL’s selective and distorted statements over the course of the past sixteen months have been so extensive in volume as to make it impractical to address each one. We feel that they’ve made misleading statements about our people, our performance and our governance and we expect that they will continue to make such statements.
Here are just a few instances (of many) where we believe PL Capital hasn’t given you complete information about our performance and governance practices, from their proxy statement dated March 23, 2010.

PL Capital Group Says	Our Response
“incumbent directors up for re-election at the Annual Meeting should be held accountable”	Poor economic conditions in the markets we serve have negatively impacted our earnings and stock price performance, as well as the earnings and stock prices of many other financial services companies. Your Company has not only survived, but positioned itself to prosper, in perhaps the worst banking environment since the Great Depression. Since the start of 2009 through March 19, 2010, 25 Illinois and Indiana banks have failed, part of 177 bank failures nationwide in that time frame. Of the 41 banks and thrifts in your Company’s peer group of publicly held midwestern banks with assets between $1 and $3 billion, 39 were trading below their year-end 2005 stock prices at the close of 2009.
“a 92% decrease in the dividend from the prior year.”	Given the emphasis on capital strength from both regulators and the market, cutting the dividend was a prudent move, one that has been made by literally hundreds of financial institutions over the past few years. It was not something that was done lightly. Of the 41 banks and thrifts mentioned above, 3 have never paid dividends, 10 have cut their dividends between 2006 and 2009, and another 11 have suspended dividend payments entirely.
“CFS Bancorp’s NPAs have increased 215% in the past four years”	Increases in non-performing assets are attributable primarily to the current economic declines impacting our clients’ capacity to repay, and are a trend affecting the entire banking industry. Most of the increase in nonperforming assets in the past four years is related to commercial real estate loans that were made prior to 2008 and participation loans that were originated in 2007 and prior.
“The Board of Directors Established an Executive Bonus Program that Could Have Paid Bonuses Even if the Company Lost Money.”	The bonus program in question was based upon meeting or exceeding the results of peer institutions, a measure widely used in executive compensation. The targeted amounts were based upon the Company’s performance versus the actual, reported results of the peer group. Neither the Company’s performance nor the performance of the peer group was known at the time the Plan was established in 2009. No cash bonuses were paid under the Program, and the Company changed the Plan in early 2010 to require that the Company be profitable before cash bonuses are paid. This was detailed in your Company’s proxy statement, which PL had read before it drafted its proxy.
“CFS Bancorp has poor corporate governance”	CFS’ Board is active, engaged and independent. The Board is actively involved in the strategy and oversight of the Company, and has authorized the necessary investments in people, brand and technology to allow the Company to address its current challenges and return to growth and profitability. Our governance policies and procedures are appropriate for a Company our size. Many of these policies are posted and described on our website.
“CFS Bancorp’s Governance Does Not Follow Certain Corporate Governance Principles Recommended by ISS”	ISS is a private, for profit company which issues its own corporate governance guidelines. ISS is not a government agency, regulatory body or stock exchange with legal oversight powers. Adoption of ISS guidelines is at each Company’s discretion. The Company regularly reviews ISS guidelines for applicability and has made several changes in the past year to meet or more fully disclose to their guidelines. At March 1, 2010, the Company’s ISS Corporate Governance rating was better than 8 in 10 publicly held companies rated by ISS and nearly 2 in 3 banks.
“Example of Poor Corporate Governance: Elimination of Mandatory Retirement Age”	This change in fact is one that ISS supports. So even in those instances when the Company adopts a governance practice that ISS recommends, PL Capital Group still finds fault with its adoption. In their eyes, the Company can do no right.

OUR CONCLUSION & RECOMMENDATION
We do not believe that electing PL Capital’s nominee is in the Company’s long term best interests.
VOTE THE BLUE PROXY CARD FOR YOUR BOARD’S DIRECTOR NOMINEES.
Your vote is important to us, regardless of how many shares you own. Whether or not you plan to attend the annual meeting, please sign, date and return the BLUE proxy card TODAY and discard all white proxy cards. If your shares are held in “street-name” (i.e. in an account at a bank or broker), please follow the voting instructions contained in the materials that your bank or broker forwards to you. IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR NEED ADDITIONAL ASSISTANCE, PLEASE CONTACT LAUREL HILL, THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES, TOLL FREE AT (888) 742-1305. We thank you for your continued confidence and support.
Best regards,
The Independent Directors of CFS Bancorp, Inc.

/s/ Gregory W. Blaine	/s/ Gene Diamond	/s/ Frank D. Lester
Gregory W. Blaine	Gene Diamond	Frank D. Lester

/s/ Robert R. Ross	/s/ Joyce M. Simon
Robert R. Ross	Joyce M. Simon
IMPORTANT INFORMATION
The Company filed its definitive proxy statement and BLUE proxy card with the Securities and Exchange Commission (SEC) on March 17, 2010 in connection with the solicitation by the Board of Directors of proxies to be voted in favor of its director nominees at the Company’s 2010 Annual Meeting of Shareholders. Shareholders are strongly encouraged to read the Company’s definitive proxy statement and accompanying BLUE PROXY CARD because they contain important information. Shareholders may obtain free of charge the proxy statement, BLUE proxy card and all other relevant documents filed by the Company with the SEC at the SEC’s internet website at www.sec.gov. Copies of the definitive proxy statement, BLUE proxy card and all other relevant documents filed by the Company with the SEC may also be obtained free of charge from the Company by contacting Monica F. Sullivan, Vice President/Corporate Secretary of the Company, at (219) 836-2960 or at 707 Ridge Road, Munster, Indiana 46321.
INFORMATION REGARDING PARTICIPANTS
The Company, its directors and certain of its officers and employees are participants in the solicitation of proxies by the Board of Directors in connection with the matters to be considered at the 2010 Annual Meeting of
Shareholders. Information regarding the participants and their interests is included in the Company’s definitive proxy statement relating to the 2010 Annual Meeting of Shareholders.

If you have any questions or need assistance with voting your shares, please call:
LAUREL HILL ADVISORY GROUP, LLC
100 Wall Street 22nd Fl.
New York, NY 10005
1(888)-742-1305
Banks and Brokers please call 1(917) 338-3181